SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2004

IMCO RECYCLING INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 401-7200

ITEM 9. Regulation FD Disclosure

On May 27, 2004 at the Annual Meeting of Shareholders of the Company, Chief Executive Officer Richard L. Kerr (i) stated that, in the second quarter of 2004, volume and margins in the Company’s aluminum recycling and specialty alloy businesses were moving higher, the Company’s international aluminum segment was continuing to perform well and the Company’s zinc segment was likely to equal the improvement in income recorded in first quarter of 2004, and (ii) confirmed that excluding one time costs, the Company believes its net earnings in the second quarter of 2004 will exceed by about 10 percent the Company’s earnings for the same period in 2003.

This information (i) is furnished pursuant to Item 9 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCO RECYCLING INC.

Dated: May 28, 2004	/s/ Robert R. Holian
Robert R. Holian
Senior Vice President and
Controller